Exhibit 10(b)

EXECUTION COPY

AGREEMENT

This Agreement, dated June 27, 2016 (this “Agreement”), is by and among the persons and entities listed on Schedule A hereto (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Xerox Corporation (the “Company”).

WHEREAS the Company has announced its intention to consummate the separation (the “Separation”) of the Company’s business processing outsourcing business (“SpinCo”) into its own publicly traded company;

WHEREAS, the Board (as defined below), in exercising its independent judgment and prior to entering into the Existing Settlement Agreement (as defined below), determined that the individuals listed on Schedule B of the Existing Settlement Agreement would be qualified to serve on the SpinCo board of directors (the “SpinCo Board”) due to their particular expertise, including relating to separations involving public companies; and

WHEREAS, any individuals nominated by the Icahn Group to serve on the SpinCo Board will be subject to Board approval (not to be unreasonably withheld, conditioned or delayed) but, in the case of any individual listed on Schedule B of the Existing Settlement Agreement, such Board approval has already been granted.

In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Company Board.

(a)	The Company will on the date hereof add Jonathan Christodoro (the “Icahn Designee”) to the current board of directors of the Company (the “Board”) by increasing the size of the Board by one seat and appointing the Icahn Designee to fill the resulting vacancy. Concurrently with his appointment to the Board, Mr. Christodoro will be appointed to (i) the Finance Committee of the Board and (ii) the Corporate Governance Committee of the Board. Mr. Christodoro will have the same right as other members of the Board to be invited to attend, as an observer and without voting rights, meetings of committees of the Board of which Mr. Christodoro is not a member. Except as otherwise agreed by the parties, the parties acknowledge and agree that the Icahn Designee under this Agreement cannot be the same person as any of the Icahn Designees under the Existing Settlement Agreement (as defined below).

(b)

Should the Icahn Designee resign from the Board or be rendered unable to, or refuse to be appointed to, or for any other reason fail to serve on or is not serving on, the Board (other than due to an Ownership Trigger Event), including, for the avoidance of doubt, following the effective time of the Separation (the “Separation Effective Time”) the Icahn Group shall be entitled to designate, and the Company shall cause to be appointed as a member of the Board, a replacement (a “Replacement Designee”) that is approved by the Company (such approval not to be unreasonably withheld, conditioned or delayed), provided that, if such

Replacement Designee is employed by Icahn Enterprises L.P. or Icahn Capital LP and listed on Schedule B hereto, the selection of such member shall not be subject to approval by the Company (an “Acceptable Replacement Designee”) (and if such proposed Replacement Designee is not an Acceptable Replacement Designee, the Icahn Group shall be entitled to continue designating a Replacement Designee until such proposed Replacement Designee is an Acceptable Replacement Designee). Any such Replacement Designee who becomes a Board member in replacement of the Icahn Designee shall be deemed to be the Icahn Designee for all purposes under this Agreement.

(c)	So long as the Icahn Designee is a member of the Board: (1) the Board will not form an executive committee of the Board or any other committee of the Board with functions similar to those customarily granted to an executive committee unless, in each case, the Icahn Designee is a member; and (2) all Board consideration of, and voting with respect to, any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, liquidation or dissolution, in each case involving the Company or any of its Subsidiaries or its or their securities or a material amount of the assets or businesses of the Company or any of its Subsidiaries, and any material financing transactions and appointment and employment of executive officers, will take place only at the full Board level or in committees of which the Icahn Designee is a member.

(d)	From and after the date of this Agreement, for any annual meeting of the stockholders of the Company, including, for the avoidance of doubt, any meeting after the Separation Effective Time, so long as the Icahn Designee is on the Board, the Company shall notify the Icahn Group in writing no less than 45 calendar days before the advance notice deadline set forth in the Company by-laws if the Icahn Designee is to be nominated by the Company for election as a director at such meeting. If the Icahn Group is notified by the Company that the Icahn Designee is to be nominated, the Company shall use its reasonable best efforts to cause the election of the Icahn Designee to the Board at such meeting (including listing the Icahn Designee in the proxy statement and proxy card prepared, filed and delivered in connection with such meeting and recommending that the Company’s stockholders vote in favor of the election of the Icahn Designee (along with all other Company nominees) and otherwise supporting him or her for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees to provide, or cause to be provided, to the Company such information as is required to be disclosed in proxy statements under applicable law or is otherwise necessary for appointment of the Icahn Designee to the Board or inclusion of the Icahn Designee on a slate of directors, as applicable.

(e)

Notwithstanding anything to the contrary in this Agreement, if at any time after the date of this Agreement, the members of the Icahn Group (together with their controlled Affiliates) collectively cease to have Beneficial Ownership of at least 4.9% of the outstanding Voting Securities (as defined below) of the Company (an

“Ownership Trigger Event”), then (x) the Icahn Group shall cause the Icahn Designee to promptly tender his or her resignation from the Board and any committee of the Board on which he or she may be a member and (y) the Company shall have no further obligations under this Agreement.

(f)	In furtherance of the foregoing, the Icahn Designee shall, prior to his or her appointment to the Board, and each member of the Icahn Group shall cause the Icahn Designee to, execute an irrevocable resignation in the form attached hereto as Exhibit A.

2.	Company Standstill. No member of the Icahn Group shall, directly or indirectly, from the date of this Agreement to the later of (a) the date that no Icahn Designee serves on the Board and (b) the earlier of (i) the Separation Effective Time, (ii) December 31, 2016 and (iii) any public announcement by the Company that it is no longer proceeding with the Separation (such period, the “Company Standstill Period”), with respect to the Company and its controlled Affiliates which are not publicly traded entities, so long as the Company has not materially breached this Agreement and failed to cure such breach within five business days of written notice from the Icahn Group specifying any such breach:

(a)	solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities of the Company, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote or withhold from voting any Voting Securities of the Company (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(b)	encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(c)	form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities of the Company, or otherwise support or participate in any effort by a third party with respect to the matters set forth in this Section 2;

(d)	present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or propose (or request to propose) any nominee for election to the Board or seek representation on the Board (in each case except pursuant to Section 1(c)) or the removal of any member of the Board;

(e)	grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 3 below;

(f)	call or seek to call any special meeting of the Company or make any request under Section 624 of the Business Corporation Law of the State of New York or other applicable legal provisions regarding inspection of books and records or other materials (including stocklist materials) of the Company or any of its subsidiaries;

(g)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;

(h)	seek, propose, participate in, facilitate or assist any third party to seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization, extraordinary dividend, significant share repurchase or similar transaction involving the Company or any of its non-publicly traded controlled Affiliates (other than SpinCo after the Separation Effective Time) (collectively, a “Company Extraordinary Transaction”); provided that the members of the Icahn Group shall be permitted to sell or tender their Voting Securities of the Company, and otherwise receive consideration, pursuant to any Company Extraordinary Transaction and provided, further that (without limiting the following clause (i)) the Company may waive the restrictions in this clause (h) with the approval of the Board and provided, further, that from the commencement by a third party (not a party to this Agreement or an Affiliate of a party) of any bona fide tender or exchange offer that is not recommended by the Board in its Recommendation Statement on Schedule 14D-9 which, if consummated, would constitute a Company Extraordinary Transaction, then the Icahn Group shall similarly be permitted to commence a tender or exchange offer for all of the Voting Securities of the Company at the same or higher consideration per share;

(i)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by the Icahn Group or the Company.

Notwithstanding the foregoing, nothing in this Section 2 shall prevent the Icahn Designee acting in his or her capacity as a director of the Company from raising any such matters at the Board.

From the date of this Agreement until the end of the Company Standstill Period, (1) the Icahn Group shall not directly or indirectly make, or cause to be made, by press release or similar public statement to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism of the Company but neither with respect to its individual directors or officers nor statements relating to, in connection with or with respect to the Separation (provided that the Icahn Group shall provide advance notice of, and a copy of, any written statement before it is made)) the Company or any of its officers or directors with respect to matters relating to their service at the Company (including any former officers or directors); and (2) neither the Company nor any of its officers or directors shall directly or indirectly make, or cause to be made, by press release or similar public statement to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism (provided that the Company shall provide advance notice of, and a copy of, any written statement before it is made)) any member of the Icahn Group or any of its current or former officers or directors with respect to matters relating to the Company. For the avoidance of doubt, the foregoing restrictions shall not be deemed to apply to advisors of the Icahn Group or the Company who are not acting at the behest of such party.

From the date of this Agreement until the end of the Company Standstill Period, (1) the Icahn Group shall not permit any Icahn Affiliate to do any of the items in this Section 2 that the Icahn Group is restricted from doing and shall not publicly encourage or support any other person to take any of the actions described in this Section 2 that the Icahn Group is restricted from doing and (2) the Company shall not permit any of its controlled Affiliates to do any of the items in this Section 2 that the Company is restricted from doing and shall not publicly encourage or support any other person to take any of the actions described in this Section 2 that the Company is restricted from doing.

3.	Company Voting Commitment. During the Company Standstill Period, unless the Company has materially breached this Agreement and failed to cure within five business days following receipt of written notice from the Icahn Group specifying such breach, the Icahn Group shall (A) cause, in the case of all Voting Securities of the Company owned of record, and (B) instruct the record owner, in the case of all shares of Voting Securities of the Company Beneficially Owned but not owned of record, directly or indirectly, by it, or by any controlled Affiliates of the members of the Icahn Group (such controlled Affiliates, collectively and individually, the “Icahn Affiliates”), as of the record date for all future meetings of stockholders of the Company (whether annual or special and whether by vote or written consent) at which directors are elected and the Icahn Designee is on the Company’s slate of nominees, in each case that are entitled to vote at all such future meetings of stockholders of the Company or at any adjournments or postponements thereof, to be present for quorum purposes and to be voted (x) for all directors nominated by the Board for election at all such meetings of stockholders of the Company and (y) against any directors proposed that are not nominated by the Board for election at all such meetings of stockholders of the Company. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at such future meetings of stockholders of the Company.

4.	SpinCo Voting Commitment. During the SpinCo Standstill Period (as defined in the Existing Settlement Agreement), unless SpinCo has materially breached the Existing Settlement Agreement and failed to cure within five business days following receipt of written notice from the Icahn Group specifying such breach, the Icahn Group shall (A) cause, in the case of all Voting Securities of SpinCo owned of record, and (B) instruct the record owner, in the case of all shares of Voting Securities of SpinCo Beneficially Owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliates, as of the record date for all future meetings of stockholders of SpinCo (whether annual or special and whether by vote or written consent) at which directors are elected and an Icahn Designee (as defined in the Existing Settlement Agreement) is on SpinCo’s slate of nominees, in each case that are entitled to vote at all such future meetings of stockholders of SpinCo or at any adjournments or postponements thereof, to be present for quorum purposes and to be voted (x) for all directors nominated by the board of directors of SpinCo (the “SpinCo Board”) for election at all such meetings of stockholders of SpinCo and (y) against any directors proposed that are not nominated by the SpinCo Board for election at all such meetings of stockholders of SpinCo. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at such future meetings of stockholders of SpinCo. As used in this Agreement, the term “Existing Settlement Agreement” means the Agreement dated January 28, 2016, by and among the Company and the entities listed on Schedule A thereto.

5.	Public Announcement. No earlier than 4:00 p.m., New York City time, on June 27, 2016, the Company and the Icahn Group shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit B (the “Press Release”). Neither the Company nor the Icahn Group shall make any public announcement or statement that contradicts or disagrees with the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.

6.	Representations and Warranties of All Parties; Representations and Warranties of the Icahn Group.

(a)	Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (d) there is currently no pending or outstanding litigation between the Icahn Group and the Company or Affiliates thereof.

(b)	Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (i) the Icahn Group collectively Beneficially Own, an aggregate of 99,030,026 shares of Common Stock, par value $1.00, of the Company (“Common Stock”); and (ii) except for such ownership, no member of the Icahn Group, individually or in the aggregate with all other members of the Icahn Group and Icahn Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities of the Company, including through any derivative transaction described in the definition of “Beneficial Ownership” above. As used in this Agreement, the term “Voting Securities” means common stock or such other equity securities of the Company having the power to vote in the election of members of the board of directors of the Company and shall include securities convertible into, or exercisable or exchangeable for such common stock or such other equity securities, whether or not subject to the passage of time or other contingencies, “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities and “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act. “SEC” shall mean the U.S. Securities and Exchange Commission.

7.	Confidentiality Agreement. The Company hereby agrees that the Icahn Designee is permitted to and may provide confidential information subject to and in accordance with the terms of the Confidentiality Agreement. During the Company Standstill Period, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Icahn, and if asked by any Board member, the Company will advise such Board member that he or she may speak to Mr. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group). “Confidentiality Agreement” means the Confidentiality Agreement, dated May 12, 2016, between the Company, Jonathan Christodoro and each of the other persons listed in Schedule A thereto.

8.

Remedies; Forum and Governing Law. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

9.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.	Entire Agreement. This Agreement and the Existing Settlement Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

11.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:

Xerox Corporation
P.O. Box 4505, 45 Glover Avenue
Norwalk, CT 06850
Attention: General Counsel
Facsimile: (203) 849-5152
Email: don.liu@xerox.com

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention: Robert I. Townsend, III	O. Keith Hallam, III
Facsimile: (212) 474-3700	(212) 474-3700
Email: rtownsend@cravath.com	khallam@cravath.com

If to the Icahn Group:

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Carl C. Icahn	Keith Cozza
Facsimile: (212) 750-5807	(212) 702-4323
Email: sgordon@sfire.com	kcozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Jesse Lynn	Louie Pastor
Facsimile: (917) 591-3310	(212) 688-1158
Email: jlynn@sfire.com	lpastor@sfire.com

12.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

13.	Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or PDF) which together shall constitute a single agreement.

14.	Successors and Assigns. This Agreement and the rights hereunder shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.

15.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons; provided that from and after the Separation Effective Time, SpinCo shall be a beneficiary of this Agreement and shall be entitled to enforce Section 4 hereof. Following the Separation Effective Time, SpinCo shall have no liability, rights or obligations with respect to the covenants and agreements (or liabilities, rights or obligations) of the Company contained in the Existing Settlement Agreement or this Agreement and the Company shall have no liability, rights or obligations with respect to the covenants and agreements (or liabilities, rights or obligations) of SpinCo contained in the Existing Settlement Agreement or this Agreement.

16.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

17.	Interpretation and Construction. Any reference contained herein to “Xerox Corporation” or the “Company” shall be construed to include the Company’s document technology business following the Separation Effective Time. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

Very truly yours,

XEROX CORPORATION

By:	/s/ Ursula M. Burns
Name:	Ursula M. Burns
Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement between the Icahn Group and Xerox]

Accepted and agreed as of the date first written above:

MR. CARL C. ICAHN

/s/ Carl C. Icahn
Carl C. Icahn

HIGH RIVER LIMITED PARTNERSHIP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

HOPPER INVESTMENTS LLC

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

BARBERRY CORP.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

ICAHN PARTNERS LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

[Signature Page to Agreement between the Icahn Group and Xerox]

ICAHN ENTERPRISES HOLDINGS L.P.

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

IPH GP LLC

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

ICAHN CAPITAL LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

ICAHN ONSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

ICAHN OFFSHORE LP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

BECKTON CORP

By:	/s/ Keith Cozza
Name:	Keith Cozza
Title:	Authorized Signatory

MR. JONATHAN CHRISTODORO

/s/ Jonathan Christodoro
Jonathan Christodoro

[Signature Page to Agreement between the Icahn Group and Xerox]

SCHEDULE A

MR. CARL C. ICAHN

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

MR. JONATHAN CHRISTODORO

Schedule A

SCHEDULE B

SungHwan Cho

Jonathan Christodoro

Keith Cozza

Hunter C. Gary

Vincent J. Intrieri

Andrew Langham

Jesse A. Lynn

Courtney Mather

Samuel Merksamer

Louis J. Pastor

Schedule B

EXHIBIT A

RESIGNATION

[●], 2016

Board of Directors

Xerox Corporation

45 Glover Avenue

Norwalk, CT 06850

Re:   Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Agreement, dated as of June 27, 2016 between Xerox Corporation and certain members of the Icahn Group signatory thereto (the “Agreement”). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Effective only upon, and subject to, such time as the members of the Icahn Group (together with their controlled Affiliates) cease collectively to have Beneficial Ownership of at least 4.9% of the outstanding Voting Securities of the Company, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

Sincerely,

Name:

A-1

EXHIBIT B PRESS RELEASE	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 tel +1-203-968-3000

News from Xerox

For Immediate Release

Xerox Adds New Director to its Board

NORWALK, Conn., June 27, 2016 — Xerox (NYSE: XRX) and Carl C. Icahn announced today that they have entered into an agreement under which Jonathan Christodoro has been appointed to the Xerox board of directors effective immediately. Mr. Christodoro will also join the board’s corporate governance committee and finance committee. With the addition, the Xerox board is now comprised of nine directors. Additional details regarding the agreement will be included in a Form 8-K to be filed by Xerox later today.

Jonathan Christodoro is Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., Xerox’s largest shareholder. He currently serves as a director on the boards of American Railcar Industries, Inc., Cheniere Energy, Inc., Enzon Pharmaceuticals, Inc., Herbalife Ltd., Lyft Inc., and PayPal Holdings, Inc.

On January 29, 2016, Xerox announced its plans to separate into two independent, publicly traded companies – Xerox Corporation, which will be comprised of the company’s Document Technology and Document Outsourcing businesses, and Conduent Incorporated, a business process services company. The company is on track to complete the separation by the end of 2016.

About Xerox

Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. Our employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients and their customers in 180 countries. Learn more at www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be

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terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; the possibility that the proposed separation of the Business Process Outsourcing (BPO) business from the Document Technology and Document Outsourcing business will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to our business in connection with the proposed separation; the potential that BPO and Document Technology and Document Outsourcing do not realize all of the expected benefits of the separation; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contacts:

Carl Langsenkamp, Xerox, +1-585-423-5782, Carl.Langsenkamp@xerox.com

Sean Collins, Xerox, +1-310-497-9205, Sean.Collins2@xerox.com

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Xerox®, Xerox and Design® and Conduent are trademarks of Xerox in the United States and/or other countries.

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